Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
May 9, 2011	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
Corcept Therapeutics Incorporated	Houston	Silicon Valley
149 Commonwealth Drive	London	Singapore
Menlo Park, California 94025	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the filing on May 9, 2011 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of the issuance and sale by the Company from time to time of up to $100,000,000 in aggregate offering price of (i) one or more series of debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, (iii) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), or any combination of the foregoing (collectively, the “Securities”). The Securities shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus (the “Prospectus”) or any supplements to the Prospectus (each, a “Prospectus Supplement”), other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3 and 4 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

May 9, 2011

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)     When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the Prospectus and applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)     When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the Prospectus and applicable Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)     When an indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and applicable Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(4)     When a warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the

May 9, 2011

indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Debt Securities and Warrants, and the respective indentures and warrant agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We bring your attention to the fact that Latham & Watkins LLP and certain attorneys in the firm who have rendered, and will continue to render, legal services to the Company, own shares of Common Stock and warrants exercisable for shares of Common Stock representing in the aggregate less than one percent of the shares of the Company’s Common Stock outstanding.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby

May 9, 2011

admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP